UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2006

(Date of earliest event reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 E. Bonita Avenue Pomona, California	91767
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (909) 624-8041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 14, 2007, pursuant to the provisions of the Company’s 2005 Omnibus Incentive Plan, the Compensation Committee of the Board of Directors granted Richard L. Keister, the Company’s President and Chief Executive Officer options to purchase 150,000 shares of the Company’s Common Stock (the “Options”) and up to 55,000 performance based shares of restricted Common Stock (the “Performance Shares”).

The Options expire on June 14, 2016 and vest as to one-third of the options on the third, fourth and fifth anniversaries of the date of grant. The exercise price is $35.94 per share. Mr. Keister will be able to exercise vested Options for the shorter of (a) expiration of the Option term or (b) 27 months from retirement, early retirement, death of disability.

The Performance Shares will be earned based upon metrics that are correlated to the increase in earnings per share and return on invested capital for the five fiscal years ending in March 2011 relative to performance targets. If earned, the issuance of the Performance Shares will take place at the conclusion of the five-year performance cycle.

On June 13, 2006, pursuant to the provisions of the Company’s 2005 Omnibus Incentive Plan, the Compensation Committee of the Board of Directors granted stock options (“Officer Options”) and performance based restricted shares of restricted Common Stock (“Officer Performance Shares”) to certain executive officers of the Company effective June 14, 2006, as follows:

Executive Officer	Number of Stock Options	Maximum Number of Performance Shares
Jeffrey Gray	10,437	8,348
Carl Hartman	6,958	5,564
Currey Hall	6,958	5,564
Daniel Morrissey	6,958	5,564
Robert Hedrick	5,218	4,174
Jesus Arriaga	5,218	4,174
Charles Fischer	5,218	4,174
Christopher Northup	5,218	4,174
Arnold Kohorst	5,218	4,174
Scott Edwards	5,218	4,174
Terry Tuttle	2,087	1,670

The Officer Options expire on June 14, 2016 and vest as to one-third of the options on the first, second and third anniversaries of the date of grant. The exercise price is $35.94 per share. The Officers can exercise vested Options for the shorter of (a) expiration of the Option or (b) 27 months from retirement, early retirement, death or disability.

The Officer Performance Shares will be earned based upon metrics that are correlated to the increase in earnings per share and return on invested capital for the three fiscal years ending in March 2009 relative to performance targets.

If earned, the issuance of the Performance Shares will take place at the conclusion of the three-year performance cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

Date: June 19, 2006	By:	/s/ James C. Lockwood
James C. Lockwood
Secretary